                                                                    EXHIBIT 99.1

                               [TRUE TEMPER (R) LOGO]

For Immediate Release: May 13, 2003
Contact: Fred H. Geyer
(901) 746-2020

                          TRUE TEMPER SPORTS ANNOUNCES
                           2003 FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

Memphis, Tennessee.....Today, True Temper Sports, Inc. announced its 2003 first quarter results. Net sales for the first quarter increased 7.6% to $31.6 million from $29.4 million during the first quarter of 2002. Net income for the first quarter increased slightly to $2.6 million from $2.4 million in the first quarter of 2002. Adjusted EBITDA for the first quarter increased 8.0% to $8.6 million in 2003 from $8.0 million in 2002. Net cash provided from operations for the first quarter decreased by approximately $1.0 million to $5.7 million from $6.7 million in 2002.

In his comments about the Company's performance, Scott Hennessy, President and CEO said, "Although international economic and golf industry market conditions remain quite soft, we were pleased to record our third consecutive quarter of improved sales and operating performance. Our first quarter sales increased on the strength of premium grade light weight steel shaft sales and the expansion of performance sports revenues from sales of composite bicycle components, several new hockey stick shafts to hockey OEM's, and other recreational products within the segment. In addition, we benefited from improved foreign currency exchange rates in both Japan and the United Kingdom, which, along with increased shipments into China, generated a 45% increase in our export sales to international markets during the first quarter of 2003."

Mr. Hennessy continued, "Our operating income increased between quarters on improved gross profit margins, offset by some increased investment in SG&A spending. Gross profit increased as a result of several factors, including, an improved sales mix towards higher margin products, the favorable impact from foreign currency exchange rates in the United Kingdom and Japan, and the favorable leverage on fixed manufacturing costs from increased sales volume. These favorable factors were offset by increased costs for natural gas and employee health care benefits."

                                                                               1

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OUTLOOK

In his comments about the Company's future performance, Mr. Hennessy said, "The economic and golf industry climate remains sluggish and uncertain. We are hopeful that the recent success in the country's war on terrorism will ignite consumer confidence and spending patterns, but we are also concerned with the fears over SARS and a late breaking spring season, that the golf industry retail environment may remain relatively soft for the foreseeable future. Although our monthly incoming order trends have generally been positive, we have noticed a decline in the rate of growth that indicates a potential softening to our sales outlook on a comparative year over year basis. That said we are excited about our new product initiatives, such as Grafalloy Blue(TM), and our growing presence in the hockey and bicycle component markets, all of which posted improvements in the first quarter. At this time, with our current run rates, we expect our sales and operating performance in the second quarter of 2003 to approximate our results from the second quarter of 2002."

CONFERENCE CALL

True Temper management is scheduled to discuss the Company's operating performance in a conference call on Thursday May 15, 2003 at 11 a.m. Eastern Time. Interested parties may participate by calling 800-734-1246 just prior to the start time. Callers should request the True Temper first quarter conference call under reservation number 21142946. A replay of the conference call will be available from approximately 2:00 p.m. Eastern Time on May 15, 2003 until 12:00 a.m. Eastern Time on May 21, 2003. The replay may be accessed by calling 800-633-8284 and entering reservation number 21142946.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by our Company. This document, including but not limited to, comments under the "Outlook" section of this document, contains forward-looking statements. All statements which address operating performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward looking statements within the meaning of the Act.

The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. However, there are many risk factors, including but not limited to, the Company's substantial leverage, the Company's ability to service its debt, the general state of the economy, the Company's ability to execute its plans, fluctuations of energy prices and availability, fluctuations in raw material prices, potentially significant increases to employee medical insurance costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in our Company's forward-looking statements. Additional information concerning the Company's risk factors is contained from time to time in

                                                                               2

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the Company's public filings with the Securities and Exchange Commission (SEC), and most recently in the Business Risks section of Item 1 to Part 1 of our 2002 Annual Report on Form 10-K filed with the SEC on March 27, 2003.

The Company's views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

DEFINITIONS

EBITDA and Adjusted EBITDA are measurements used by some to gauge our liquidity and operating performance. The Company's definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedule.

                                                                               3

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                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                        FOR THE THREE
                                                                                         MONTHS ENDED
                                                                                  --------------------------
                                                                                   MARCH 30,       MARCH 31,
                                                                                     2003            2002
                                                                                  -----------    -----------
Net sales.......................................................................  $    31,601    $    29,362
Cost of sales...................................................................       19,753         18,764
                                                                                  -----------    -----------
   GROSS PROFIT.................................................................       11,848         10,598

Selling, general and administrative expenses....................................        4,074          3,576
Business development and start-up costs.........................................          125             --
Loss on early extinguishment of long-term debt..................................           --             20
                                                                                  -----------    -----------
   OPERATING INCOME.............................................................        7,649          7,002

Interest expense, net of interest income........................................        3,328          3,102
Other expenses, net.............................................................            5              4
                                                                                  -----------    -----------
   INCOME BEFORE INCOME TAXES...................................................        4,316          3,896

Income taxes....................................................................        1,732          1,520
                                                                                  -----------    -----------
   NET INCOME...................................................................  $     2,584    $     2,376
                                                                                  ===========    ===========

                                                                               4

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                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)

                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                   MARCH 30,  DECEMBER 31,
                                                                                     2003        2002
                                                                                   ---------  ------------
                                         ASSETS
                                         ------

CURRENT ASSETS

   Cash and cash equivalents ...................................................   $  10,613  $      7,070
   Receivables, net ............................................................      18,769        15,083
   Inventories .................................................................      13,432        15,055
   Prepaid expenses and other current assets ...................................       1,856         1,764
                                                                                   ---------  ------------
        Total current assets ...................................................      44,670        38,972

Property, plant and equipment, net .............................................      14,197        14,561
Goodwill, net ..................................................................      71,506        71,506
Deferred tax assets, net .......................................................      53,185        54,832
Other assets ...................................................................       3,536         3,509
                                                                                   ---------  ------------
        Total assets ...........................................................   $ 187,094  $    183,380
                                                                                   =========  ============

                           LIABILITIES & STOCKHOLDER'S EQUITY
                           ----------------------------------

CURRENT LIABILITIES

   Current portion of long-term debt ...........................................   $   4,125  $      4,000
   Accounts payable ............................................................       5,683         5,999
   Accrued expenses and other current liabilities ..............................       9,957         7,075
                                                                                   ---------  ------------
        Total current liabilities ..............................................      19,765        17,074

Long-term debt less the current portion ........................................     119,605       120,730
Other liabilities ..............................................................       2,596         2,508
                                                                                   ---------  ------------
        Total liabilities ......................................................     141,966       140,312

STOCKHOLDER'S EQUITY

   Common stock--par value $0.01 per share;
      authorized 1,000 shares; issued and outstanding 100 shares ...............          --            --
   Additional paid in capital ..................................................      40,326        40,326
   Retained earnings ...........................................................       5,255         3,145
   Accumulated other comprehensive loss, net of taxes ..........................        (453)         (403)
                                                                                   ---------  ------------
        Total stockholder's equity .............................................      45,128        43,068
                                                                                   ---------  ------------

        Total liabilities and stockholder's equity .............................   $ 187,094  $    183,380
                                                                                   =========  ============

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

                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                        FOR THE THREE
                                                                                        MONTHS ENDED
                                                                                   -----------------------
                                                                                   MARCH 30,    MARCH 31,
                                                                                      2003        2002
                                                                                   ---------   -----------
OPERATING ACTIVITIES
Net income .....................................................................   $   2,584   $     2,376
   Adjustments to reconcile net income to net cash
        provided by operating activities:
      Depreciation and amortization ............................................         743           856
      Amortization of deferred financing costs .................................         213           174
      Loss on disposal of property, plant and equipment ........................          --             4
      Loss on early extinguishment of long-term debt ...........................          --            20
      Deferred taxes ...........................................................       1,647         1,482
      Changes in operating assets and liabilities, net .........................         504         1,809
                                                                                   ---------   -----------
        Net cash provided by operating activities ..............................       5,691         6,721

INVESTING ACTIVITIES
      Purchase of property, plant and equipment ................................        (379)         (195)
                                                                                   ---------   -----------
        Net cash used in investing activities ..................................        (379)         (195)

FINANCING ACTIVITIES
      Principal payments on bank debt ..........................................      (1,000)         (569)
      Repurchase of Senior Subordinated Notes ..................................          --          (282)
      Principal payments on capital leases .....................................          --            (6)
      Payment of debt issuance costs ...........................................        (255)           --
      Dividends paid ...........................................................        (474)         (884)
      Other financing activity .................................................         (40)          (31)
                                                                                   ---------   -----------
        Net cash used in financing activities ..................................      (1,769)       (1,772)

Net increase in cash ...........................................................       3,543         4,754
Cash at beginning of period ....................................................       7,070         8,177
                                                                                   ---------   -----------
Cash at end of period ..........................................................   $  10,613   $    12,931
                                                                                   =========   ===========

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EBITDA AND ADJUSTED EBITDA DEFINED

EBITDA represents operating income or loss plus depreciation, amortization of goodwill and goodwill write-off. Adjusted EBITDA represents EBITDA plus management services fee, business development and start-up costs and loss on early extinguishment of debt. Not all adjustments described are applicable to the periods identified in the table below.

EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts as a measure of the Company's liquidity and indicator of the Company's operating performance. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities:

                                                                   FOR THE THREE
                                                                    MONTHS ENDED
                                                               ---------------------
                                                               MARCH 30,    MARCH 31,
                                                                 2003         2002
                                                               ---------    --------
Adjusted EBITDA ...........................................    $   8,642    $  8,003
   Cash interest payments .................................         (352)       (182)
   Cash income tax payments ...............................          (58)         --
   Business development and start-up costs ................         (125)         --
   Management fee .........................................         (125)       (125)
   Changes in working capital requirements, net of
     non-cash interest ....................................       (2,362)     (1,036)
   Other ..................................................           71          61
                                                               ---------    --------
Net cash provided by operating activities .................    $   5,691    $  6,721
                                                               =========    ========

EBITDA and Adjusted EBITDA for the first quarter of 2003 and 2002 are calculated as follows:

                                                                   FOR THE THREE
                                                                    MONTHS ENDED
                                                               ---------------------
                                                               MARCH 30,    MARCH 31,
                                                                  2003        2002
                                                               ---------    --------
Operating income ..........................................    $   7,649    $  7,002
Plus:
  Depreciation and amortization ...........................          743         856
                                                               ---------    --------
EBITDA ....................................................        8,392       7,858
Plus:
  Business development and start-up costs .................          125          --
  Loss on early extinguishment of long-term debt...........           --          20
  Management fee ..........................................          125         125
                                                               ---------    --------
Adjusted EBITDA ...........................................    $   8,642    $  8,003
                                                               =========    ========

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